Exhibit 10.35

FOUNDATION TECHNOLOGY WORLDWIDE LLC

CLASS A UNIT SUBSCRIPTION AGREEMENT

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR ANY JURISDICTION AND ARE BEING OFFERED AND SOLD IN RELIANCE UPON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND THE SECURITIES LAWS OF OTHER RELEVANT JURISDICTIONS. THE SECURITIES PURCHASED HEREUNDER ARE SUBJECT TO RESTRICTIONS ON TRANSFER AND RESALE UNDER A LIMITED LIABILITY COMPANY AGREEMENT AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND OTHER APPLICABLE LAWS PURSUANT TO REGISTRATION OR EXEMPTION FROM REGISTRATION REQUIREMENTS THEREUNDER AND UNDER SUCH LIMITED LIABILITY COMPANY AGREEMENT.

This Class A Unit Subscription Agreement (this “Agreement”) is entered into as of [                ], by and between Foundation Technology Worldwide LLC, a Delaware limited liability company (the “Company”) and [                ] (the “Subscriber”).

RECITALS

The Subscriber is willing to purchase, and the Company is willing to issue and sell to the Subscriber pursuant to the terms of this Agreement, the Foundation Technology Worldwide LLC Equity Investment Plan (the “Plan”), the amended and restated limited liability company agreement of the Company (as amended from time to time, the “LLC Agreement”) and the Accession Agreement (as defined herein) in exchange for the Subscription Price (as defined below), the number of Class A Units of the Company set forth opposite the name of the Subscriber on Schedule 1 hereto (the “Units”), all on the terms and subject to the conditions set forth herein and in the LLC Agreement.

Subject to the limitations contained in Rule 506 and 701, as applicable, under the Securities Act, the issuance and sale of the Units under this Agreement are intended to be exempt from the registration requirements of the Securities Act pursuant to Rule 506 or 701.

AGREEMENT

In consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Definitions. Except as defined herein, capitalized terms used but not otherwise defined in this Agreement shall have the respective meanings ascribed to them in the LLC Agreement.

2. Sale and Purchase of Units.

2.1. On the terms and subject to the conditions hereof, in the Plan, the LLC Agreement and the Accession Agreement, the Company hereby agrees to sell to the Subscriber, and by his, her or its acceptance hereof the Subscriber agrees to purchase from the Company for investment, the Units for the subscription price set forth on Schedule 1 hereto (the “Subscription Price”).

2.2. The Subscriber may pay the Subscription Price by check or by wire transfer in accordance with instructions provided by the Company. No certificate is required to be issued in connection with the purchase hereunder and the Subscriber’s ownership of the Units will be evidenced by the books and records of the Company.

3. Representations, Warranties, and Agreements.

3.1. Representations, Warranties, and Agreements of the Company. The Company represents and warrants to the Subscriber that the statements in this Section 3.1 are true and correct as of the date of this Agreement.

3.1.1 Organization of the Company. The Company is a limited liability company duly organized and validly existing under the laws of the State of Delaware.

3.1.2 Authorization, Execution and Delivery of this Agreement. The Company has the capacity, full power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company and constitutes the valid and legally binding obligation of the Company, enforceable in accordance with its terms and conditions. The Company need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

3.1.3 Valid Issuance of the Units. The Units that are being issued to the Subscriber hereunder, when issued, sold and delivered in accordance with the terms hereof for the consideration expressed herein, will be duly and validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer contained or referred to herein, in the LLC Agreement or under applicable state and federal securities laws.

3.2. Representations, Warranties, and Agreements of the Subscriber. The Subscriber represents and warrants to, and agrees with, the Company that the statements in this Section 3.2 are true and correct as of the date of this Agreement:

3.2.1 Authorization, Execution and Delivery of this Agreement. The Subscriber has full legal capacity, full legal right, power and authority, and all authorization and approval required by law to execute and deliver this Agreement and the LLC Agreement, to perform his, her or its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. This Agreement and the LLC Agreement have each been duly executed and delivered by the Subscriber and are each legal, valid and binding obligations of the Subscriber enforceable against him, her or it in accordance with their respective terms and conditions. The Subscriber need not give any notice to, make any filings with, or obtain any authorization, consent, or approval of any person or entity, including, without limitation, any government or governmental agency in order to consummate the transactions contemplated by this Agreement or the LLC Agreement.

3.2.2 No Registration. The Subscriber has been advised that the Units have not been, and are not expected to be, registered under the Securities Act on the basis that the transactions contemplated hereby are exempt from such registration requirements pursuant to regulations promulgated by the Securities and Exchange Commission, and that reliance by the Company on such exemptions is predicated in part on the Subscriber’s representations set forth herein, and, as a result, the Units cannot be resold unless they are registered under the Securities Act and applicable state securities laws (and the securities law of any other applicable jurisdiction) or unless an exemption from such registration requirements is available. The Subscriber understands that, in addition to the restrictions on transfer imposed by the Securities Act and any applicable state securities laws (and securities law of any other applicable jurisdiction), the LLC Agreement contains provisions that further restrict transfer of the Units. The Subscriber has been advised and is aware that the Company is not under any obligation to effect any such registration with respect to the Units or to file for or comply with any exemption from registration.

3.2.3 Subscription for Investment. The Subscriber is purchasing the Units to be acquired by the Subscriber hereunder for his, her or its own account and not with a view to, or for resale in connection with, the distribution or public offering thereof in violation of the Securities Act, or any other applicable federal, state or foreign securities laws or regulations. The Subscriber understands that the holding of the Units involves substantial risk. There is not expected to be any public or other market for the Units, and there can be no assurance as to when, or whether, any such market will develop. The Subscriber understands that there are substantial restrictions on the transferability of the Units and, accordingly, it may not be possible to liquidate his, her or its investment in the Company.

3.2.4 Knowledge and Experience. The Subscriber has such knowledge and experience in financial and business matters that the Subscriber is capable of evaluating the merits and risks of subscribing for Units under this Agreement, is able to incur a complete loss of such investment and is able to bear the economic risk of such investment for an indefinite period of time.

3.2.5 Accredited Investor. The Subscriber is an accredited investor as that term is defined in Rule 501 of Regulation D under the Securities Act, unless otherwise indicated on the Accredited Investor Questionnaire provided to the Company.

3.2.6 Disclosure.

(a) The Subscriber is employed by or provides services to the Company or one of its Affiliates. In connection with the Subscriber’s investment in the Units, the Company has made available to the Subscriber certain confidential information relating to the opportunity to invest in Units of the Company and describing the equity securities of the Company, including the Units, and certain risks associated with investing in such securities, including without limitation a confidential information memorandum containing a description of certain risk factors associated with such securities.

(b) The Subscriber has carefully considered the potential risks relating to the Company and the purchase of the Units. The Subscriber is familiar with and has been given access to all other information regarding the financial condition, properties, operations, prospects and the proposed business and operations of the Company and its Affiliates that the Subscriber has requested in order to evaluate his, her or its investment in the Company. During the course of the offering of the Units and prior to the date hereof, the Company has made available to the Subscriber the opportunity to ask questions of, and to receive answers from, persons acting on behalf of the Company concerning the terms and conditions of the offering of the Units, and to obtain any additional information desired by the Subscriber with respect to the Company and its Affiliates. The Subscriber has had an opportunity (a) to question, and to receive information from, the Company concerning the Company and the Subscriber’s investment in the Company and (b) to obtain additional information necessary to verify the accuracy of any information that the Subscriber deems relevant to make an informed investment decision as to the purchase of the Units.

(c) The Subscriber has carefully considered the potential risks relating to the Company and the purchase of the Units. The Subscriber has made, either alone or together with its advisors, such independent investigation of the Company and its Affiliates as the Subscriber deems to be, or his, her or its advisors deem to be, necessary or advisable in connection with this investment. The Subscriber understands that no federal or state agency has made any finding or determination as to the fairness of this investment.

3.2.7 No Representations or Warranties; Acknowledgments. No representations or warranties, oral or otherwise, have been made to the Subscriber or any party acting on the Subscriber’s behalf in connection with the offer and sale of the Units other than the representations and warranties specifically set forth in this Agreement. The Subscriber has had an opportunity, and has been urged and advised by the Company, to consult an independent financial, tax and legal advisor and the Subscriber’s decision to enter into this Agreement has been based solely upon the Subscriber’s evaluation. The Subscriber is aware that there are significant restrictions, including those provided for in the LLC Agreement, on the Subscriber’s ability to transfer or dispose of the Units.

4. Company Call Option.

4.1. Upon (i) the termination of the Subscriber’s employment or other service relationship with the Company or any of its Affiliates for any reason, or (ii) the Subscriber’s violation of any restrictive covenant with the Company or any of its Affiliates (including without limitation any restrictive covenants relating to noncompetition, nonsolicitation, confidential information, or assignment of intellectual property) (each, a “Restrictive Covenant”), the Company may, within one hundred and eighty days (180) days following the latest to occur of (a) such termination of employment, (b) the date that is six (6) months plus one (1) day following the date the Units were acquired, and (c) the date the Company obtains actual knowledge of the violation of such Restrictive Covenant, repurchase all or any of the Units (whether held by the Subscriber or a direct or indirect transferee of such Unit or Units) for cash at their aggregate Fair Market Value determined on the date that the notice of the repurchase is sent to the Subscriber (or his, her or its transferee).

4.2. In addition, to the extent permitted by applicable law, in the event that the Subscriber commences employment or a service relationship with a “Competitor” (or similar or correlative term, as defined in the applicable Restrictive Covenant), other than an Affiliate of the Company, that is not in violation of any Restrictive Covenant, the Company may, within one hundred and eighty (180) days following the later to occur of (a) the date on which the Company obtained actual knowledge of the commencement of such employment or other service relationship or (b) the date that is six (6) months plus one (1) day following the date the Units were acquired, repurchase all or any of the Units (whether held by the Subscriber or a direct or indirect transferee of such Unit or Units) for cash at their aggregate Fair Market Value determined on the date that notice of the repurchase is sent to the Subscriber (or his, her or its transferee).

4.3. Notwithstanding anything in this Agreement or the LLC Agreement to the contrary, if required under the Company’s debt covenants, the Company may repurchase such Unit or Units with a promissory note.

4.4. The closing of any repurchase effected pursuant to this Section 4 shall occur not later than the end of the fiscal quarter following the fiscal quarter in which the Company delivers to the repurchase notice contemplated hereby (provided, that such time may be extended as necessary to comply with requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, or applicable foreign antitrust laws or other applicable legal requirements) at the principal office of the Company, or at such other time and location as the parties to such repurchase may mutually determine. As a condition of entering into this Agreement, the Subscriber agrees that at any time after entering into this Agreement that he, she or it shall execute, and cause any of his, her or its transferees to execute, any documents (including a power of attorney and/or a Unit repurchase agreement containing customary representations and a release of claims) determined by the Company to be necessary or appropriate to give effect to the rights and obligations set forth herein.

4.5. This Section 4 shall expire upon the closing of an Initial Public Offering.

5. Accession to LLC Agreement. By executing this Agreement, the Subscriber hereby agrees, in respect of the Units, to be bound by the terms of the LLC Agreement as a Member, and to execute an Accession Agreement to the LLC Agreement substantially in the form of Exhibit A hereto (the “Accession Agreement”) concurrently with the execution of this Agreement. The Subscriber and the Company acknowledge and agree that the Accession Agreement will provide that (i) Section 12.1 of the LLC Agreement shall not apply to the Units and (ii) the Subscriber will not be treated as an Affiliate of the TPG Investor for purposes of Section 12.2 of the LLC Agreement. Notwithstanding anything to the contrary contained in the LLC Agreement or any other document, including the Accession Agreement, the Subscriber shall have no right to access or review Exhibit 3.1 to the LLC Agreement without the prior written consent of the Board of Managers, which may be granted or withheld in the Board of Managers’ sole discretion. For the avoidance of doubt, this Section 5 shall survive the termination of this Agreement.

6. Entity Subscribers. Notwithstanding anything herein to the contrary, in the event that the Subscriber is an entity, the Subscriber and the individual in respect of whom the subscription opportunity is being offered (the “Service Provider”) agree as follows:

6.1. The Subscriber is a trust or other estate planning vehicle the beneficiaries of which include only the Service Provider and Members of the Immediate Family (as defined in the LLC Agreement) of the Service Provider;

6.2. For so long as the Subscriber continues to hold any of the Units, neither the Subscriber nor the Service Provider will permit any interest in the Subscriber to be transferred to any Person other than the Service Provider or a Member of the Immediate Family of the Service Provider in accordance with the requirements of the LLC Agreement; and

6.3. For purposes of Section 4 of this Agreement (and any other provisions related to the provision of services by the Subscriber to the Company or any of its Affiliates), all references to the Subscriber shall be construed as references to the Service Provider.

6.4. For purposes of Section 3 of this Agreement (and any other representations contained herein), all references to the Subscriber shall be deemed to also refer to the Service Provider (with it being acknowledged, however, that the Subscriber alone is acquiring the Units and that Service Provider’s representations are made in connection with the acquisition of the Units by the Subscriber as the Person making the decision on behalf of the Subscriber).

7. Legends.

7.1. Restrictive Securities Act Legend. In the event that any of the Units are certificated, he certificate or certificates evidencing such Units may bear such restrictive legends as the Company and/or the Company’s counsel may deem necessary or advisable under applicable law or pursuant to this Agreement, including, without limitation, the following legend:

“THE UNITS OR OTHER INTERESTS REPRESENTED BY THIS CERTIFICATE WERE ORIGINALLY ISSUED ON [DATE OF ISSUANCE], HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR APPLICABLE STATE SECURITIES LAWS (“STATE ACTS”) AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR STATE ACTS OR AN EXEMPTION FROM REGISTRATION THEREUNDER. THE UNITS REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE CONDITIONS AND RESTRICTIONS SPECIFIED IN AN AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT, DATED AS OF APRIL 3, 2017, AS IT MAY BE AMENDED FROM TIME TO TIME, GOVERNING THE ISSUER (THE “COMPANY”) AND BY AND AMONG CERTAIN MEMBERS AND THE SUBSCRIPTION AGREEMENT BETWEEN THE COMPANY AND THE UNITHOLDER, INCLUDING WITHOUT LIMITATION THE RESTRICTIONS ON TRANSFER CONTAINED THEREIN. A COPY OF SUCH AGREEMENT SHALL BE FURNISHED BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST AND WITHOUT CHARGE.”

7.2. Termination of Restrictions. The legends authorized by this Section 7 shall be removed by the Company upon request without charge as to any particular Units (a) when, in the opinion of counsel reasonably acceptable to the Company, such restrictions are no longer required in order to assure compliance with the Securities Act or (b) when such Units shall have been registered under the Securities Act.

8. Power of Attorney. The Subscriber hereby irrevocably constitutes and appoints the Board of Managers (or its designee) with full power of substitution, acting jointly or severally, as his, her or its attorney-in-fact and agent to sign, execute and deliver, in the Subscriber’s name and on his, her or its behalf, all or any such agreement, deeds, instruments, documents and/or any counterpart thereof or certificates or to take any such action as it deems necessary from time to time or as is required under any applicable law to admit the Subscriber as a Member of the Company or to conduct the business of the Company, including (without limitation) the power and authority to sign, execute and deliver (or attach signature pages to) (i) the LLC Agreement, (ii) any amendment to the LLC Agreement adopted in accordance with its terms, (iii) any agreements, deeds, instruments or documents reasonably necessary to satisfy the Subscriber’s obligations under Section 4 hereof, (iv) any proxy related to the 280G Vote (as defined in the LLC Agreement) authorized by Section 20.3 of the LLC Agreement, under which the Chief Executive Officer of the Company or a substitute appointed by the TPG Investor may approve or disapprove certain compensatory payments subject to Section 280G of the Code, or (v) such documents as the Board of Managers deems necessary in good faith to effectuate the customary lock-up following a Public Offering as set forth in Section 11.1(e) of the LLC Agreement. This power of attorney is given to secure the obligations of the Subscriber hereunder and deemed coupled with an interest of the Board of Managers and is irrevocable.

9. Miscellaneous.

9.1. Entire Agreement. This Agreement, the Plan, the LLC Agreement, the Accession Agreement and the other agreements referred to herein set forth the entire understanding among the parties hereto with respect to the subject matter hereof and supersede any prior contemporaneous understandings, agreements, or representations by or between the parties hereof, written or oral, to the extent they related in any way to the subject matter hereof.

9.2. Amendment and Waivers. No amendment or waiver of any provision of this Agreement will be valid unless the same is in writing and signed by each of the parties hereto; provided, however, that any direct or indirect amendment or modification to Section 4, Section 5, this Section 9.2, Section 9.3, Section 9.4, Section 9.5 or Section 9.9 shall require the prior written consent of the Intel Majority. Any waiver of any term or condition will not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition of this Agreement. The failure of any party hereto to assert any of its rights hereunder will not constitute a waiver of any of such rights. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

9.3. Succession and Assignment. This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors, assigns, heirs and representatives; provided, however, that the Subscriber may not assign any of the Subscriber’s rights hereunder except in connection with a transfer of the Units in compliance with the terms and conditions of the LLC Agreement and this Agreement. Any purported assignment of this Agreement made in breach of this Section 9.3 shall be void ab initio and of no force or effect.

9.4. No Third Party Beneficiaries. This Agreement will not confer any rights or remedies upon any person other than the parties hereto and their respective successors and permitted assigns. Notwithstanding the foregoing, Intel and its Subsidiaries shall be express third-party beneficiaries of Section 5 and Section 9.9 hereof.

9.5. Survival. All covenants, agreements, representations and warranties made herein shall survive the execution and delivery hereof and transfer of any Units.

9.6. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which shall together constitute one and the same instrument.

9.7. Electronic Signatures. The signature to this Agreement on behalf of the Company may be an electronic signature that will be treated as an original signature for all purposes hereunder and such electronic signature will be binding against the Company and will create a legally binding agreement when this Agreement is countersigned by the Subscriber.

9.8. Headings. The section headings contained in this Agreement are inserted for convenience only and will not affect in any way the meaning or interpretation of this Agreement.

9.9. Indemnity. The Subscriber hereby agrees to indemnify and hold harmless the Company and its Members (other than the Subscriber), Affiliates, directors and officers and their successors and permitted assignees (other than those of the Subscriber and its Affiliates) from and against all losses, damages, liabilities and expenses (including without limitation reasonable attorneys fees and charges) resulting from any breach of any representation, warranty or agreement of such indemnifying party in this Agreement or any misrepresentation by such indemnifying party in this Agreement. If and to the extent that the foregoing undertaking may be unavailable or unenforceable for any reason, the Subscriber hereby agrees to make the maximum contribution to the payment and satisfaction of each of such losses, damages, liabilities and expenses which is permissible under applicable law.

9.10. No Recourse. Notwithstanding anything that may be expressed or implied in this Agreement, each of the Company and the Subscriber covenants, agrees and acknowledges that no recourse under this Agreement or any documents or instruments delivered in connection with this Agreement shall be had against any current or future director, officer, employee, partner, shareholder, subscriber, member or trustee of the Company or the Subscriber or of any partner, member, subscriber, trustee, affiliate or assignee thereof, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any current or future officer, agent or employee of the Company or any current or future director, officer, employee, partner, shareholder, subscriber, member or trustee of any affiliate or assignee thereof, as such for any obligation of the Subscriber under this Agreement or any documents or instruments delivered in connection with this Agreement for any claim based on, in respect of or by reason of such obligations or their creation.

9.11. Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction will not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

9.12. Notices. Any notice, request or other communication given in connection with this Agreement shall be in writing and shall be deemed to have been given (i) when personally delivered to the recipient (provided written acknowledgement of receipt is obtained), (ii) two days after being sent by reputable overnight courier service or (iii) three days after being mailed by first class mail, return receipt requested, to the recipient at the address below indicated:

If to the Company:

[ ]

With a copy (not

constituting notice) to:

Ropes & Gray LLP

The Prudential Tower

800 Boylston Street

Boston, MA 02199

Attention: Alfred Rose and Michael Roh

alfred.rose@ropesgray.com and

michael.roh@ropesgray.com

If to the Subscriber: To the address(es) set forth opposite the Subscriber’s name on Schedule 1

10. Acknowledgments by Subscriber. The Subscriber acknowledges that nothing in this Agreement alters the nature of the Subscriber’s employment or other services with the Company or any of its Affiliates, as applicable.

11. Governing Law; Waiver of Jury Trial.

11.1. Governing Law. The validity, construction and effect of this Agreement, and of any determinations or decisions made by the Company relating to this Agreement, and the rights of any and all Persons having, or claiming to have, any interest under this Agreement, shall be governed by and construed in accordance with the laws of the State of Delaware without regard to otherwise governing principles of conflicts of law. Except as otherwise specified in an employment agreement between the Subscriber and the Company or any of its Affiliates, any suit with respect to this Agreement will be brought in the federal or state courts in the districts which include the State of Delaware, and the Subscriber agrees and submits to the personal jurisdiction and venue thereof.

11.2. Waiver of Jury Trial. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, BY ENTERING INTO THIS AGREEMENT, THE SUBSCRIBER WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM CONCERNING ANY RIGHTS UNDER THIS AGREEMENT, OR UNDER ANY AMENDMENT, WAIVER, CONSENT, INSTRUMENT, DOCUMENT OR OTHER AGREEMENT DELIVERED OR WHICH IN THE FUTURE MAY BE DELIVERED IN CONNECTION THEREWITH, AND AGREES THAT ANY SUCH ACTION, PROCEEDINGS OR COUNTERCLAIM SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. BY ENTERING INTO THIS AGREEMENT, EACH SUBSCRIBER CERTIFIES THAT NO OFFICER, REPRESENTATIVE, OR ATTORNEY OF THE COMPANY OR ANY AFFILIATE HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE COMPANY WOULD NOT, IN THE EVENT OF ANY ACTION, PROCEEDING OR COUNTERCLAIM, SEEK TO ENFORCE THE FOREGOING WAIVERS.

11.3. Reliance. Each of the parties hereto acknowledges that he or it has been informed by each other party that the provisions of this Section 11 constitute a material inducement upon which such party is relying and will rely in entering into this Agreement and the transactions contemplated hereby.

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IN WITNESS WHEREOF, the parties hereto, intending to be legally bound by the terms hereof, have caused this Agreement to be executed as of the date first above written by their officers or other representatives thereunto duly authorized.

THE COMPANY:	Foundation Technology Worldwide LLC

By:
	Name:	[ ]
	Title:	[ ]

[Company Signature Page to Subscription Agreement]

THE SUBSCRIBER:

Sign Name:

By: [ ]
Title: [ ]

(TITLE ONLY REQUIRED FOR
EXECUTION ON BEHALF OF
ENTITY SUBSCRIBERS)

THE SERVICE PROVIDER:

Sign Name:

[ ]

(SERVICE PROVIDER’S
SIGNATURE ONLY REQUIRED
IF THE SUBSCRIBER IS AN
ENTITY)

[Subscriber Signature Page to Subscription Agreement]

Exhibit A

Schedule 1

to Class A Unit Subscription Agreement

Name and Address of Subscriber	Total Class A Units	Total Purchase Price
[ ]	[ ]	[ ]

[Subscriber Signature Page to Subscription Agreement]